                                                                    Exhibit 11.1
--------------------------------------------------------------------------------


                          ResMed Inc and Subsidiaries
                   Computation of Earnings Per Common Share
                   (in thousands, except per share amounts)

                                                                           Year Ended June 30,
                                                       ------------------------------------------------------------
                                                                   2001               2000               1999
                                                       ------------------------------------------------------------
Basic Earnings
 Net income                                                        $11,630            $22,226             16,102
                                                       ============================================================

Shares
 Weighted average number of common shares outstanding               31,129             30,153             29,416
                                                       ============================================================


Basic earnings per share                                           $  0.37            $  0.74            $  0.55
                                                       ============================================================


Diluted Earnings
 Net income                                                        $11,630            $22,226             16,102
                                                       ============================================================

Shares
 Weighted average number of common shares outstanding               31,129             30,153             29,416
 Additional shares assuming conversion of stock
 options under treasury stock method                                 2,355              2,150              1,652
                                                       ------------------------------------------------------------

 Weighted average number of common and Common
 equivalent shares outstanding as adjusted                          33,484             32,303             31,068
                                                       ============================================================


 Diluted earnings per share                                        $  0.35            $  0.69            $  0.52
                                                       ============================================================

                See accompanying independent auditor's report.